Exhibit n.5

CONSENT OF INDEPENDENT AUDITOR

We consent to the inclusion in this Post-Effective Amendment No. 5 to the Registration Statement on Form N-2 of Newtek Business Services Corp. of our report dated March 2, 2016 on our audit of the consolidated financial statements of Universal Processing Services of Wisconsin, LLC and Subsidiary, as of December 31, 2015, and for the year then ended, which are included in this Post-Effective Amendment No. 5 to the Registration Statement on Form N-2.

/s/ CohnReznick LLP

Jericho, New York

August 29, 2017